EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Franklin Financial Services Corporation

Chambersburg, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-169186) and Forms S-8 (No. 333-117604, No. 333-90348, No. 333-193655, and No. 333-231668) of our report dated March 18, 2019, relating to the consolidated financial statements of Franklin Financial Services Corporation which appears in this Form 10-K.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

March 13, 2020